cMoney, Inc.
(Company Name and Address)
UNANIMOUS WRITTEN CONSEDNT OF DIRECTORS
OF
cMoney, Inc.
IN LIEU OF MEETING OF THE BOARD OF DIRECTORS OF
cMoney, Inc.
(Company Name)

Pursuant to the Authority granted to directors to take action by unamous consent without a meeting pursuant to the articles of organization of cMoney, inc. the Board of Directors ("Directors") of cMoney. Inc. a Nevada Corporation (the "Company"), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signatures hereunder:

WHEREAS, the Directors believe it is in the best interest of the corporation that effective immediately, William Watson and Dave Johnson are hereby terminated for cause and cause is defined as improper notification to the Board of Directors as as to their actual intent as it relates to communications as to factual statements regarding the operations of the company and conspiring defraud the directors of the company.

NOW, THEREFORE, BE IT RESOLVED that the Board is notifying William Watson, CEO, and Dave Johnson and the SEC that this action was confirmed by the Board of Directors of cMoney, Inc., effective immediately this September 2, 2010.

GENERAL RESOLUTION

IN WITNESS WHEREOF, The undersigned have set forth their hands in his capacity as of this 2nd day of September, 2010.

/s/ Larry Wilson, Chairman

/s/ Melvin Tekell, Director